                                  EXHIBIT 1.1
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                                                                     EXHIBIT 1.1




                                 $65,000,000

                        CAPSTONE CAPITAL CORPORATION

             6.55% Convertible Subordinated Debentures due 2002


                           UNDERWRITING AGREEMENT

                                                                  March 10, 1997

Smith Barney Inc.
NatWest Securities Limited

c/o      SMITH BARNEY INC.
         388 Greenwich Street
         New York, New York 10013


Dear Sirs:

         Capstone Capital Corporation, a Maryland corporation (the "Company") qualified for federal income tax purposes as a real estate investment trust pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), proposes to issue and sell $65,000,000 aggregate principal amount of its 6.55% Convertible Subordinated Debentures due 2002 (the "Firm Debentures") to the Underwriters named in Exhibit A hereto (the "Underwriters"). The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 2 hereof, up to an additional $9,750,000 aggregate principal amount of its 6.55% Convertible Subordinated Debentures due 2002 (the "Additional Debentures") to cover over-allotments, if any. The Firm Debentures and the Additional Debentures are hereinafter collectively referred to as the "Debentures." The Debentures will be issued pursuant to the provisions of an Indenture to be dated as of March 14, 1997 between the Company and AmSouth Bank of Alabama, as Trustee (the "Trustee"), as supplemented by the First Supplemental Indenture thereto dated as of March 14, 1997 (as so supplemented, the "Indenture"). The Company's common stock, par value .001 per share, is hereinafter referred to as the "Common Stock".

         The Company wishes to confirm as follows its agreements with you in connection with the several purchases of the Debentures by the Underwriters.

         1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement (the file number 33-

97926) on Form S-3 under the Act (the "registration statement"), including a prospectus subject to completion relating to the Debentures, and such amendments to such registration statement as may have been required prior to the date hereof have been similarly prepared and have been filed with the Commission. Such registration statement, as so amended, and any post-effective amendments thereto, have been declared by the Commission to be effective under the Act. Such registration statement, as amended at the date of this Agreement meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material respects with said Rule. The Company will next file with the Commission pursuant to Rule 424(b) under the Act a final prospectus supplement to the basic prospectus included in such registration statement, as so amended, describing the Debentures and the offering thereof, in such form as has been provided to or discussed with, and approved by the Underwriters. The term "Registration Statement" as used in this Agreement means the registration statement, as amended at the time it became effective, as supplemented or amended prior to the execution of this Agreement, including
(i) all financial schedules and exhibits thereto and (ii) all documents incorporated by reference or deemed to be incorporated by reference therein.
If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Debentures may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. The term "Basic Prospectus" as used in this Agreement means the prospectus included in the Registration Statement. The term "Prepricing Prospectus" as used in this Agreement means any preliminary form of the prospectus supplement subject to completion specifically relating to the Debentures, in the form first filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Act. The term "Prospectus Supplement" as used in this Agreement means any prospectus supplement specifically relating to the Debentures, in the form filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Act. The term "Prospectus" as used in this Agreement means the Basic Prospectus together with the Prospectus Supplement except that if such Basic Prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement was first filed pursuant to Rule 424, the term "Prospectus" shall refer to the Basic Prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement. Any reference in this Agreement to the registration statement, the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, any Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Form S-3 under the Act, as of the date of the registration statement, the Registration Statement, the Basic Prospectus, such Prepricing Prospectus, such Prospectus Supplement or the Prospectus, as the case may be, and any reference to any amendment or supplement to the registration statement, the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, any Prospectus Supplement or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "Exchange Act") which, upon filing, are incorporated by reference therein, as required by paragraph (b) of
Item 12 of Form S-3. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the registration statement, the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, any Prospectus Supplement, the Prospectus, or any amendment or supplement thereto.

         2. AGREEMENTS TO SELL AND PURCHASE. The Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and


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not jointly, to purchase from the Company, at a purchase price of 87.59% of the principle amount thereof (the "purchase price"), the principal amount of Firm Debentures set forth opposite the name of such Underwriter in Exhibit A hereto (or such principal amount of Firm Debentures increased as set forth in Section 10 hereof).

         The Company also agrees, subject to all the terms and conditions set forth herein, to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right to purchase from the Company, pursuant to an option (the "over-allotment option") which may be exercised at any time prior to 9:00 P.M., New York City time, on the 30th day after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading) up to $9,750,000 principal amount of Additional Debentures at the same purchase price as the Firm Debentures. Additional Debentures may be purchased only for the purpose of covering overallotments made in connection with the offering of the Firm Debentures. Upon any exercise of the over-allotment option, each Underwriter, severally and not jointly, agrees to purchase from the Company the principal amount of Additional Debentures which bears the same proportion to the principal amount of Additional Debentures to be sold by the Company as the principal amount of Firm Debentures set forth opposite the name of such Underwriter in Exhibit A hereto (or such principal amount of Firm Debentures increased as set forth in Section 10 hereof) bears to the principal amount of Firm Debentures.

         3. TERMS OF PUBLIC OFFERING. The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Debentures as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Debentures upon the terms set forth in the Prospectus.

         4. DELIVERY OF THE DEBENTURES AND PAYMENT THEREFOR. Delivery to the Underwriters of and payment for the Firm Debentures shall be made at the office of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, at 10:00 A.M., New York City time, on March 14, 1997 (the "Closing Date"). The place of closing for the Firm Debentures and the Closing Date may be varied by agreement between you and the Company.

         Delivery to the Underwriters of and payment for any Additional Debentures to be purchased by the Underwriters shall be made at the aforementioned office of Smith Barney Inc. at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the Underwriters to the Company of the Underwriters' determination to purchase a principal amount, specified in such notice, of Additional Debentures. The place of closing for any Additional Debentures and the Option Closing Date for such Debentures may be varied by agreement between you and the Company.

         The Firm Debentures and any Additional Debentures to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date or any Option Closing Date, as the case may be. The Debentures to be delivered to the Underwriters shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New





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York City time, on the business day next preceding the Closing Date or the
Option Closing Date, as the case may be. The Firm Debentures and any Additional Debentures to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor in immediately available funds.

         5. AGREEMENTS OF THE COMPANY. The Company agrees with the several Underwriters as follows:

                 (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Debentures may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

                 (b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectus, any Prospectus Supplement or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Debentures for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (f) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

                 (c) The Company will furnish to you, without charge (i) three signed copies of the registration statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the registration statement, (ii) such number of conformed copies of the registration statement as originally filed and of each amendment thereto, but without exhibits, as you may request, (iii) such number of copies of the Incorporated Documents, without exhibits, as you may request, and (iv) three copies of the exhibits to the Incorporated Documents.

                 (d) The Company will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus or, prior to the end of the period of time referred to in the first sentence in subsection (f) below, file any document which, upon filing becomes an Incorporated Document, of which you shall not previously have been advised or to which, after you shall have received a copy of the document proposed to be filed, you shall object.


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                 (e)      Prior to the execution and delivery of this
Agreement, the Company has delivered to you, without charge, in such quantities as you have requested, copies of each form of the Prepricing Prospectus and of each form of the Prospectus Supplement. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Debentures are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus and each Prospectus Supplement so furnished by the Company.

                 (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer, the Company will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Debentures are offered by the several Underwriters and by all dealers to whom Debentures may be sold, both in connection with the offering and sale of the Debentures and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) in order to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto, and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof. In the event that the Company and you agree that the Prospectus should be amended or supplemented, the Company, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

                 (g) The Company will cooperate with you and, if applicable, with counsel for the Underwriters in connection with the registration or qualification of the Debentures and the Common Stock issuable upon conversion of the Debentures for offering and sale by the Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now otherwise required to be so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Debentures, in any jurisdiction where it is not now so subject.

                 (h) The Company will make generally available to its securityholders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.





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                 (i)      During the period of five years hereafter, the
Company will furnish to you (i) as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Commission, and (ii) from time to time such other information concerning the Company as you may request.

                 (j) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 10 hereof or by notice given by you terminating this Agreement pursuant to Section 10 or Section 11 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket expenses (including fees and expenses of counsel for the Underwriters) incurred by you in connection herewith.

                 (k) The Company will apply the net proceeds from the sale of the Debentures to be sold by it hereunder substantially in accordance with the description thereof set forth in the Prospectus Supplement.

                 (l) The Company will timely file the Prospectus pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

                 (m) Except as provided in this Agreement, the Company will not offer, sell, contract to sell or otherwise dispose of any common stock or any securities convertible into or exercisable or exchangeable for common stock or grant any options or warrants to purchase common stock (except pursuant to the grant or exercise of options under the Company's Stock Incentive or option plan(s) and shares of Common Stock issuable upon conversion of the Company's 10 1/2% Convertible Subordinated Debentures due 2002) for the period of 90 days after the date of the Prospectus, without the prior written consent of Smith Barney Inc.

                 (n) The Company has furnished or will furnish to you "lock-up" letters, in form and substance satisfactory to you, signed by all of its current officers, certain of its current directors and each of its stockholders designated by you.

                 (o) Except as stated in this Agreement and in the Prepricing Prospectus, Prospectus Supplement and Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Debentures.

                 (p) The Company will use its best efforts to have the Debentures and the shares of Common Stock issuable upon conversion of the Debentures listed, subject to notice of issuance, on the New York Stock Exchange on or before the Closing Date.

                 (q) The Company will use its best efforts to continue to qualify as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code.

                 (r) The Company will not file any registration statement with the Commission for the registration of any securities of the Company for a period of 30 days after the date of the Prospectus Supplement without the prior written consent of Smith Barney Inc.





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                 (s)      The Company agrees to comply with all the terms and
conditions of all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Debentures by DTC for "book entry" transfer.

         6. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

                 (a) No order preventing or suspending the use of any Prepricing Prospectus Supplement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission or the securities authority of any state or other jurisdiction. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or threatened by the Commission or the securities authority of any state or other jurisdiction.

                 (b) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement, have been duly authorized by all necessary corporate action of the Company, and, at the Closing Date or the related Option Closing Date (as the case may be), this Agreement will have been duly executed and delivered by the Company, and this Agreement will constitute a valid and binding instrument of the Company enforceable against the Company in accordance with its respective terms, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and similar laws relating to creditors' rights generally and to the application of equitable principles in any proceeding, whether at law or in equity, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

                 (c) Each Prepricing Prospectus included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus.

                 (d) The Company and the transactions contemplated by this Agreement meet the requirements for using Form S-3 under the Act. The registration statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the Prospectus and any supplement or amendment thereto, including the Prospectus Supplement, when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and did not or will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the registration statement or the Prospectus or any supplement or amendment thereto made in reliance upon and in conformity with (i) information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein or (ii) the Trustee's Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939, as amended (the "1939 Act").

                 (e) The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Act, the Exchange Act and the





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respective rules and regulations thereunder; any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Act, the Exchange Act and the respective rules and regulations thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

                 (f) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Debentures, will not distribute any offering material in connection with the offering and sale of the Debentures other than the Registration Statement, the Prepricing Prospectus, the Prospectus Supplement, the Prospectus or other materials, if any, permitted by the Act.

                 (g) The Indenture has been duly and validly authorized and, upon its execution, delivery and performance by the Company and assuming due execution, delivery and performance by the Trustee, will be a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally, and has been (or will have been) duly qualified under the 1939 Act and conforms to the description thereof in the Registration Statement and the Prospectus.

                 (h) The Debentures have been duly authorized and, when executed by the company and authenticated by the Trustee in accordance with the Indenture and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally, and the Debentures will conform to the description thereof in the Registration Statement and the Prospectus.

                 (i) The authorized and outstanding capital stock of the Company is as set forth under the caption "Description of Capital Stock" in the Prospectus. All outstanding capital stock of the Company has been duly authorized and validly issued, is fully paid and nonassessable and is free of any preemptive or similar rights; the Debentures to be issued and sold by the Company have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; the shares of Common Stock issuable upon conversion of the Debentures have been duly and validly authorized and reserved for issuance and, when delivered upon conversion of the Debentures in accordance with the Indenture, will have been validly issued and fully paid and will be nonassessable and free of any preemptive or similar rights.

                 (j) Except as disclosed in the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, nor any commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company.





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                 (k)      No holder of any security of the Company or any other
person has the right, contractual or otherwise, which right has not been waived by the holder thereof, (A) to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, the Debentures, or (B) as a result of the filing of the registration statement or consummation of the transactions contemplated by this Agreement, to require registration under the Act of any shares of Common Stock or other securities of the Company.

                 (l) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Maryland with full corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as disclosed in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not and will not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect"). The term "Subsidiary" or "Subsidiaries" means (A) a corporation, a majority of the voting or capital stock of which is, at the time, directly or indirectly owned by the Company and
(B) any other partnership, joint venture, association, joint stock company, trust, unincorporated organization or other entity (other than a corporation) (collectively, a "Person") in which the Company, directly or indirectly, (i) owns a majority of the equity interest thereof and (ii) has the power to elect or direct the election of a majority of the members of the governing body of such Person or otherwise has control over such Person (e.g., as the general or managing partner of a partnership).

                 (m) The Company is organized and operates in a manner so as to qualify as a REIT under the Code; the Company elected to be taxed as a REIT commencing with the Company's taxable year ended December 31, 1994 and will continue to so elect.

                 (n) Each Subsidiary is duly organized, validly existing and in good standing in the jurisdiction of its incorporation, if a corporation, and is legally formed and validly existing under the laws of the jurisdiction of its organization, if a partnership, association or business organization, with full corporate or organizational power and authority to own, lease and operate its properties and to conduct its business as presently conducted. Each Subsidiary is duly registered and qualified to conduct its business (and, if a corporation, is in good standing) in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not and will not have a Material Adverse Effect; all the outstanding shares of capital stock of each Subsidiary that is a corporation have been duly authorized and validly issued, are fully paid and nonassessable, and all ownership interests in each Subsidiary that is not a corporation have been validly created pursuant to the partnership or other agreements or organizational documents of each such Subsidiary, and the shares or other interests owned by the Company are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance.

                 (o) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or to which any of their respective properties is subject, that are required to be disclosed in the Registration Statement or the Prospectus but are





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not disclosed as required, and there are no agreements, indentures, leases or other instruments that are required to be disclosed in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement or any Incorporated Document that are not disclosed or filed as required by the Act or the Exchange Act.

                 (p)      Neither the Company nor any of the Subsidiaries is
(i) in violation of its certificate or articles of incorporation, by-laws, partnership agreements, or other organizational documents, or (ii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries, including any lending or banking law, governmental rule or regulation, or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or (iii) in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease, mortgage or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound.

                 (q) Neither the issuance and sale of the Debentures, the issuance of the Common Stock upon conversion of the Debentures, the execution, delivery or performance of this Agreement or the Indenture by the Company nor the consummation by the Company of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Debentures under the Act and the Exchange Act, the registration under the Act of the Common Stock issuable upon the conversion of the Debentures, the qualification of the Indenture under the 1939 Act and compliance with the securities or Blue Sky laws of various jurisdictions, all of which have been or will be effected in accordance with this Agreement) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation, bylaws, partnership agreements, or other organizational documents, of the Company or any of the Subsidiaries or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease, mortgage or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

                 (r) The accountants, KPMG Peat Marwick LLP, who have certified or shall certify the financial statements included or incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement thereto) are independent public accountants as required by the Act, the Exchange Act and the respective rules and regulations thereunder.

                 (s) The financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiaries. The other financial and statistical information and data included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiaries.

                 (t) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company or any of the Subsidiaries, or any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operation of the Company and the Subsidiaries taken as a whole.

                 (u) The Company or the Subsidiaries has good and marketable title to all of the property (real and personal) disclosed in the Prospectus as being owned by them, free and clear of all liens, claims, security interests or other encumbrances except such as are disclosed in the Registration Statement and the Prospectus or in any other document previously made available to the Underwriters or to their counsel or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or the Subsidiaries, and all the property disclosed in the Prospectus as being held under lease by the Company and each of the Subsidiaries is held by it under valid, subsisting and enforceable leases, free and clear of all liens, claims, security interests and other encumbrances.

                 (v) The Company and the Subsidiaries have title insurance on all real properties described in the Prospectus as owned or leased by them (collectively, the "Properties"), in an amount at least equal to the aggregate acquisition price paid by the Company or the Subsidiaries for such Properties and the cost of construction of the improvements located on such properties.

                 (w) The Company and the Subsidiaries have title insurance on each Mortgage Loan (as defined in the Prospectus) in an amount at least equal to the aggregate principal amount of each such Mortgage Loan.

                 (x) The mortgages and deeds of trust encumbering the Properties are not cross-defaulted or cross- collateralized to any property not owned directly or indirectly by the Company.

                 (y) The Company and each of the Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its respective properties and to conduct its business as presently conducted and in the manner disclosed in the Prospectus, including the necessary lending or banking law permits, subject to such qualifications as may be set forth in the Prospectus; the Company and each of the Subsidiaries has fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as disclosed in the Prospectus, none of such permits contains any restriction that is materially burdensome to the Company or any of the Subsidiaries.

                 (z) Except as disclosed in the Prospectus, the Company and the Subsidiaries own or possess all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights disclosed in the Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing.

                 (aa) Insurance, including property and casualty insurance, in favor of the Company or the Subsidiaries, as the case may be, is in effect and will be maintained with respect to the Properties, with insurers of recognized financial responsibility, against such losses and risks in an amount and on such terms as is reasonable and customary for business of the type conducted by the Company, the Subsidiaries or lessees, sub-lessees or mortgagors of the Properties, as the case may be; all policies of insurance insuring the Company, the Subsidiaries, and lessees, sub- lessees or mortgagors of the Properties, as the case may be, or their respective businesses, assets (including the property and casualty insurance on the Properties), employees, officers and directors are in full force and effect; the Company, each of the Subsidiaries, and, to the best knowledge of the Company, each lessee, sub-lessee and mortgagor of the Properties is in compliance with the terms of such policies and instruments in all material respects; neither the Company nor any of the Subsidiaries, or, to the best knowledge of the Company, no lessee, sub-lessee or mortgagor of the Properties has received from any insurance company written notice of any material defects or deficiencies affecting the insurability of any of the Properties; and there are no claims by the Company, any of the Subsidiaries or, to the best knowledge of the Company, any lessee, sub-lessee or mortgagor under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

                 (ab) The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                 (ac) Neither the Company nor any of its Subsidiaries nor any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation.

                 (ad) The Company and each of the Subsidiaries have filed all tax returns required to be filed, which returns are complete and correct, and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto.

                 (ae) The Company is not now, and, after sale of the Debentures to be sold by the Company hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds," will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 (af) The Company and the Subsidiaries and, to the Company's knowledge, the owner and operator of any property on which the Company or the Subsidiaries holds a mortgage and the operator of any property owned by the Company or the Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment, or hazardous or toxic substances or wastes, pollutants or contaminants (as regulated by such laws and regulations) ("Environmental Laws"), (ii) have received all permits, licenses or other approvals under applicable Environmental Laws required in connection with their businesses, properties or assets as conducted or contemplated to be conducted as described in the Registration Statement, and
(iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

                 (ag) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling, treatment, spill, discharge, leak, emission, injection, dumping, or release of hazardous or toxic substances or wastes, pollutants or contaminants by the Company or the Subsidiaries or, to the knowledge of the Company, by any other person, at, to, or from any property (including the Properties) now or previously owned or operated by the Company or the Subsidiaries or now or previously subject to a mortgage held by the Company or the Subsidiaries, except for any such storage, disposal, generation, manufacture, refinement, transportation, handling, treatment, spill, discharge, leak, emission, injection, dumping, or release which would not have, or could not be reasonably likely to have singularly or in the aggregate, a Material Adverse Effect; and, to the knowledge of the Company, there has been no spill, discharge, leak, emission, injection, escape, dumping, or release at any other location of any hazardous or toxic substances or wastes, pollutants or contaminants generated at any property (including the Properties) now or previously owned or operated by the Company or the Subsidiaries or now or previously subject to a mortgage held by the Company or the Subsidiaries, except for any such spill, discharge, leak, emission, injection, dumping, or release which would not have, or could not be reasonably likely to have, singularly or in the aggregate, a Material Adverse Effect.

                 (ah) The Company has complied with all provisions of Florida Statutes, Section 517.075, relating to issuers doing business with Cuba.

                 (ai) The Company has filed all reports and other documents required to be filed by it under the Exchange Act.

                 (aj) Each of the Subsidiaries constitutes either a partnership for federal income tax purposes or a "qualified REIT subsidiary" within the meaning of Section 856(i) of the Code.

                 (ak) None of the assets of the Company or the Subsidiaries constitute, nor will such assets, as of the Closing Date, constitute "plan assets," as such term is defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                 (al) Subject to the provisions of applicable law, none of the Subsidiaries is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distributions on such Subsidiary's capital stock or from repaying to the Company any loans or advances to such Subsidiary's property or assets to the Company.

                 (am) The information and disclosures regarding the Company's directors and officers, contained in the Company's Proxy Statement for the Annual Meeting of Stockholders held on May 1, 1996, (i) are accurate and consistent with the information provided to the Company by each director and officer for that purpose and (ii) did not omit to disclose any fact that should have been so disclosed under the rules and regulations of the Exchange Act governing Proxy Statement disclosure obligations.

                 (an) After giving effect to the intended use of proceeds from the offering of the Debentures as described in the Prospectus Supplement under the caption "Use of Proceeds," the Debentures do not constitute "corporate acquisition indebtedness" within the meaning of Section 279 of the Code.

         7. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each of you and each other Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in any Prospectus Supplement or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to any Prepricing Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Debentures by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Prepricing Prospectus was corrected in the Prospectus, provided that the Company has delivered the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

                 (b) If any action, suit or proceeding shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company, such Underwriter or such controlling person shall promptly notify the Company, and the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and the Company and such Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the Company shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed as they are incurred. The Company shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company agrees to indemnify and hold harmless any Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

                 (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus, any Prepricing Prospectus, any Prospectus Supplement, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, or any such controlling person based on the Registration Statement, the Prospectus or any Prepricing Prospectus, any Prospectus Supplement, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, its directors, any such officer, and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which any Underwriter may otherwise have.

                 (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Debentures, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                 (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Debentures underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective numbers of Firm Debentures set forth opposite their names in Exhibit A hereto (or such numbers of Firm Debentures increased as set forth in Section 10 hereof) and not joint.

                 (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

                 (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any person controlling the Company, (ii) acceptance of any Debentures and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

         8. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase the Firm Debentures hereunder are subject to the following conditions:

                 (a) If, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Debentures may commence, the registration statement or such post-effective amendment shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the registration statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the registration statement or the prospectus or otherwise) shall have been complied with to your satisfaction.

                 (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company or the Subsidiaries not contemplated by the Prospectus, which in your opinion, would materially adversely affect the market for the Debentures, or
(ii) any event or development relating to or involving the Company or any officer or director of the Company which makes any statement made in the Prospectus untrue or which, in the opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your opinion, materially adversely affect the market for the Debentures.

                 (c) You shall have received on the Closing Date, an opinion of Sirote & Permutt, P.C., special counsel for the Company, dated the Closing Date and addressed to you, to the effect that:

                            (i)   The Company is a corporation duly
incorporated and validly existing in good standing under the laws of the State of Maryland with full corporate power to own, lease and operate its properties and to conduct its business as presently conducted and as disclosed in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a Material Adverse Effect;

                           (ii)   To the best knowledge of such counsel, after
reasonable inquiry, the Company has no subsidiaries other than the Subsidiaries. Each of the Subsidiaries is duly organized, validly existing and in good standing in the jurisdiction of its incorporation, if a corporation, and is legally formed and validly existing under the laws of the jurisdiction of its organization, if a partnership, association or business organization, with full corporate or organizational power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as disclosed in the Registration Statement and the Prospectus (and any amendment or supplement thereto) and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a Material Adverse Effect; all the outstanding shares of capital stock of each Subsidiary that is a corporation have been duly authorized and validly issued and are fully paid and nonassessable, and all ownership interests in each Subsidiary that is not a corporation have been validly created pursuant to the partnership or other agreements or organizational documents of each such Subsidiary. Except as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), all of such shares and interests in the Subsidiaries owned by the Company are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any perfected security interest, or, to the best knowledge of such counsel after reasonable inquiry, any other security interest, lien, adverse claim, equity or other encumbrance;

                          (iii)   The authorized stock of the Company conforms
in all material respects as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock";

                           (iv)   All the shares of stock of the Company
outstanding prior to the issuance of the Debentures to be issued and sold by the Company hereunder, have been duly authorized and validly issued, are fully paid and nonassessable.

                            (v)   The Indenture has been duly and validly
authorized, executed and delivered by the Company and, assuming due execution and delivery by the Trustee, is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding at law or in equity), and has been duly qualified under the 1939 Act; and the Indenture conforms in all material respects to the description thereof in the Prospectus;

                           (vi)   The Debentures conform in all material
respects to the description thereof in the Prospectus; the Debentures have been duly and validly authorized and executed by the Company and, assuming due authentication of the Debentures by the Trustee, upon delivery to the Underwriters against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, except to the extent enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding at law or in equity);

                          (vii)   The shares of Common Stock issuable upon
conversion of the Debentures have been validly authorized and reserved for issuance and, when delivered upon conversion of the Debentures, will have been validly issued and fully paid and will be non-assessable and free of any (A) preemptive rights or (B) to the knowledge of such counsel after reasonable inquiry, similar rights that entitle or will entitle any person to acquire any Common Stock upon the issuance of the Debentures and the issuance of the Common Stock upon conversion of the Debentures by the Company;

                         (viii)   Except as disclosed in the Prospectus, there
are no outstanding options, warrants or other rights calling for the issuance of, and such counsel does not know of, any commitment, plan or arrangement to issue, any shares of stock of the Company or any security convertible into or exchangeable or exercisable for stock of the Company;

                           (ix)   No holder of any security of the Company or
any other person has the right, contractual or otherwise, which right has not been waived by the holder thereof, (A) to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, the Debentures or (B) as a result of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement, to require registration under the Act of any shares of Common Stock or other securities of the Company;

                            (x)   The Registration Statement and all
post-effective amendments, if any, have become effective under the Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424(b);

                           (xi)   The Company has full corporate power to enter
into this Agreement and to issue, sell and deliver the Debentures to be sold by it to the Underwriters as provided herein, and this Agreement has been duly authorized, executed and delivered by the Company and is a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its respective terms, subject to the qualification that the enforceability of the Company's obligations hereunder and thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles and except as enforcement of rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy;

                          (xii)   Neither the Company nor any of the
Subsidiaries is (i) in violation of its respective certificate or articles of incorporation, bylaws, partnership agreements, or other organizational documents; or (ii) to the best knowledge of such counsel after reasonable inquiry, is (A) in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness or in any material agreement, indenture, lease, or other instrument known to such counsel to which such person is a party or by which any of them or their respective properties may be bound, or (B) in violation of any law, ordinance, administrative or governmental rule or regulation, including any lending or banking law, governmental rule or regulation, applicable to the Company or any Subsidiary or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries;

                         (xiii)   Neither the issuance, offer, sale or delivery
of the Debentures, the issuance of Common Stock upon conversion of the Debentures, the execution, delivery or performance of this Agreement or the Indenture, compliance by the Company with the provisions hereof nor consummation by the Company of the transactions contemplated hereby conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation, bylaws, partnership agreements or other organizational documents, of the Company or any of the Subsidiaries or any agreement, indenture, lease, mortgage or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties is bound that is an exhibit to the Registration Statement or to any Incorporated Document, or is known to such counsel after reasonable inquiry, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries, nor will any such action result in any violation of any existing law, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree known to such counsel after reasonable inquiry, applicable to the Company, the Subsidiaries or any of their respective properties;

                          (xiv)   Except as disclosed in the Prospectus (or any
supplement thereto), to the best knowledge of such counsel after due inquiry, there are no legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or any of their property, is subject, which are required to be disclosed in the Registration Statement or Prospectus (or any amendment or supplement thereto);

                           (xv)   No consent, approval, authorization or other
order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of the Company (except as have been obtained under the Act, the Exchange Act, the 1939 Act, and such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Debentures and the shares of Common Stock issuable upon conversion of the Debentures) for the valid issuance and sale of the Debentures to the Underwriters as contemplated by this Agreement;

                          (xvi)   Such counsel does not know of any agreements,
indentures, leases or other instruments required to be disclosed in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement or any Incorporated Document that are not disclosed or filed as required, and such agreements, indentures, lease or other instruments as are summarized in the Registration Statement or the Prospectus are fairly summarized in all respects;

                         (xvii)   The Registration Statement and the Prospectus
and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act; and each of the Incorporated Documents (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which counsel need not express any opinion) when filed complied as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder;

                        (xviii)   The Company and each of the Subsidiaries are
duly licensed or authorized in each jurisdiction where they are required to be so licensed or authorized to conduct their respective businesses; the Company and each of the Subsidiaries have all other necessary orders, consents, approvals, permits, licenses, franchises and authorizations of and from all regulatory authorities to conduct their respective businesses as presently conducted, including the necessary lending or banking law permits, and, to the best of such counsel's knowledge after due inquiry, neither the Company nor any of the Subsidiaries has received any notification from any regulatory authority to the effect that any additional approval is required to be obtained by the Company or any of the Subsidiaries;

                          (xix)   The statements in the Registration Statement
and Prospectus under the captions "Risk Factors," "Description of Debt Securities," "Description of Capital Stock," "Description of Debentures," and "ERISA Considerations" insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                           (xx)   The Company is not, and after the sale of the
Debentures and the application of the net proceeds therefrom as disclosed in the Prospectus under the caption "Use of Proceeds" will not be, an "investment company" within the meaning of the 1940 Act;

                          (xxi)   The Company has filed all reports and other
documents required to be filed by it under the Exchange Act;

                         (xxii)   None of the assets of the Company or the
Subsidiaries constitute "plan assets," as such term is defined in ERISA;

                        (xxiii)   The Company was and is organized in
conformity with the requirements for qualification as a REIT and its proposed method of operation, as described in the Prospectus, permits it to meet the requirements for qualification under the Code;

                         (xxiv)   The discussion in the Prospectus and the
Prospectus Supplement under the captions "Federal Income Tax Considerations" and "Certain Federal Income Tax Considerations" are accurate in all material respects and fairly summarize the United States federal income tax considerations that are likely to be material to holders of the Debentures or the shares of Common Stock issuable upon conversion of the Debentures who are not subject to special treatment under the tax laws; and

                          (xxv)   Each of the Subsidiaries constitutes either a
partnership for federal income tax purposes or a "qualified REIT subsidiary" within the meaning of Section 856(i) of the Code.

         In addition, such counsel shall state that they have participated in the preparation of the Registration Statement and the Prospectus, including review and discussion of the contents thereof (including review and discussion of the contents of all Incorporated Documents), and nothing has come to the attention of such counsel that has caused them to believe that the Registration Statement (including the Incorporated Documents), at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and as of the Closing Date or the Option Closing Date, as the case may be, or that any amendment or supplement to the Prospectus, as of its respective date, and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements herein, in the light of the circumstances under which they were or are made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Registration Statement or the Prospectus or any Incorporated Document and, with respect to the Registration Statement, except for the Statement[s] of Eligibility under the 1939 Act of the Trustees under the Senior Debt Securities Indenture and the Subordinated Debt Securities Indenture).

         Such counsel shall also reaffirm as of the Closing Date their opinion filed as Exhibit 8 to the Registration Statement.

         In rendering their opinion as aforesaid, counsel may rely upon an opinion, dated the Closing Date, of Ballard Spahr Andrews & Ingersoll with respect to Maryland law and may rely upon other opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than the United States or the State of Alabama, provided that (1) each such local counsel is acceptable to the Underwriters, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Underwriters and is in form and substance satisfactory to them and their counsel, and (3) counsel shall state in their opinion that they believe that they and the Underwriters are justified in relying thereon.

                 (d) You shall have received on the Closing Date an opinion of Dewey Ballantine, counsel for the Underwriters, dated the Closing Date and addressed to you, with respect to the matters referred to in clauses
(v), (vi), (vii) (other than subclause B), (x), (xi) and (xvii) of the foregoing paragraph (c) and the third to last paragraph of the foregoing paragraph (c), and such other related matters as you may request. In rendering their opinion as aforesaid, such counsel may rely on the opinion, dated the Closing Date and any Option Closing Date, of Ballard Spahr Andrews & Ingersoll with respect to Maryland law.

                 (e) You shall have received letters addressed to you and dated the date hereof and the Closing Date from KPMG Peat Marwick LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

                 (f) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; (iv) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this Section 8(f) and in Section 8(g) hereof.

                 (g) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

                 (h) The Underwriters shall have received a certificate dated the Closing Date signed by the chief financial officer of the Company substantially in the form approved by the Underwriters, respecting the Company's compliance with the financial covenants set forth in its credit agreement with a consortium of banks led by Nationsbank, N.A. (South).

                 (i) The Underwriters shall have received a copy of a letter respecting the consent by a consortium of banks led by Nationsbank, N.A. (South) to the issuance of the Debentures.

                 (j) There shall not have been any announcement by "nationally recognized statistical rating organization," as defined for purposes of Rule 436(g) under the Act, that (i) it is downgrading its rating assigned to any class of securities of the Company, or (ii) it is reviewing its ratings assigned to any class of securities of the Company with a view to possible downgrading, or with negative implications, or direction not determined.

                 (k) Prior to the Closing Date, the Debentures and the Common Stock issuable upon conversion of the Debentures shall have been listed, subject to notice of issuance, on the New York Stock Exchange.

                 (l) The Company shall have furnished or caused to be furnished to you such further certificates and documents as you shall have requested.

         All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and your counsel.

         Any certificate or document signed by any officer of the Company and delivered to you, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company to each Underwriter as to the statements made therein.

         The several obligations of the Underwriters to purchase Additional Debentures hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 8, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (i) shall be dated the Option Closing Date in question and the opinions called for by paragraphs (c) and (d) shall be revised to reflect the sale of Additional Shares.

         9. EXPENSES. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the registration statement (including financial statements and exhibits thereto), each Prepricing Prospectus, each Prospectus Supplement, the Prospectus, and each amendment or supplement to any of them, this Agreement, the Indenture and the Statements of Eligibility and Qualification of the Trustees; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the registration statement, each Prepricing Prospectus, each Prospectus Supplement, the Prospectus, the Incorporated Documents, and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Debentures; (iii) the preparation, printing, authentication, issuance and delivery of the Indenture and the preparation, printing, authentication, issuance and delivery of the Debentures, including any stamp taxes in connection with the original issuance and sale of the Debentures; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Debentures; (v) the registration of the Debentures under the Exchange Act and the listing of the Debentures and the shares of Common Stock issuable upon conversion of the Debentures; (vi) the registration or qualification of the Debentures and the shares of Common Stock issuable upon conversion of the Debentures for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) the filing fees and the fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (viii) the fees and expenses of the Trustee; (ix) the fees and expenses associated with obtaining ratings for the Debentures from nationally recognized statistical rating organizations;
(x) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Debentures; and (xi) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company. Smith Barney Inc. shall reimburse the Company for out-of-pocket expenses incurred by the Company in conjunction with this offering in an amount not to exceed $250,000.

         10. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Debentures may commence, when notification of the effectiveness of the registration statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, by notifying the Company.

         If either of the Underwriters shall fail or refuse to purchase the Debentures which it is obligated to purchase on the Closing Date, and arrangements satisfactory to the non-defaulting Underwriter and the Company for the purchase of such Debentures by the non-defaulting Underwriter or by any other party or parties satisfactory to the non-defaulting Underwriter and the Company are not made within thirty-six (36) hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Underwriter or the Company. In any such case which does not result in termination of this Agreement, either the non-defaulting Underwriter or the Company shall have the right to postpone the Closing date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve the defaulting Underwriter from liability in respect of such default under this Agreement. The term "Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not identified in this Agreement who purchases Debentures which a defaulting Underwriter is obligated, but fails or refuses, to purchase.

         Any notice under this Section 10 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

         11. TERMINATION OF AGREEMENT. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company, by notice to the Company, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Debentures), as the case may be, (i) trading in the Common Stock of the Company shall be suspended or subject to any restriction or limitation not in effect on the date of this Agreement, (ii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (iii) there shall have been any downgrading in the rating of any debt securities or preferred stock of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating), (iv) a general moratorium on commercial banking activities in New York shall have been declared by either federal or state authorities, or (v) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Debentures at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Debentures by the Underwriters. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

         12. INFORMATION FURNISHED BY THE UNDERWRITERS. The only Information furnished by or on behalf of the Underwriters through you (as such information is referred to in Sections 6(b) and 7 hereof) shall be the statements set forth in the last paragraph on the cover page, the stabilization legend on the inside cover page, and the statements in the first and third paragraphs under the caption "Underwriting" in the Prepricing Prospectus and Prospectus Supplement.

         13. MISCELLANEOUS. Except as otherwise provided in Sections 5, 10 and 11 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at Capstone Capital Corporation, 1000 Urban Center Drive, Suite 630, Birmingham, Alabama 35242, Attention: John W. McRoberts, with a copy to Sirote & Permutt, P.C., 2222 Arlington Avenue South, Birmingham, Alabama 35205,
Attention: John H. Cooper, Esq.; or (ii) if to you, care of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: Manager, Investment Banking Division, with a copy to Dewey Ballantine, 1301 Avenue of the Americas, New York, New York 10019, Attention: Frederick W. Kanner, Esq.

         This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, its directors and officers, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Debentures in his status as such purchaser.

         14. APPLICABLE LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

         This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

         Please confirm that the foregoing correctly sets forth the agreement between the Company and the Underwriters.

                                        Very truly yours,

                                        CAPSTONE CAPITAL CORPORATION


                                        By     /s/ John W. McRoberts
                                           ----------------------------
                                        Name:  John W. McRoberts
                                        Title: President and
                                               Chief Executive Officer



Confirmed as of the date first
above mentioned.

SMITH BARNEY INC.
NATWEST SECURITIES LIMITED

By SMITH BARNEY INC.


By     /s/ Ben Lorello
  ----------------------------
Name:  Benjamin D. Lorello
Title: Managing Director

                                   EXHIBIT A

                          Capstone Capital Corporation



                                                  Principal Amount of Firm
       Underwriter                                Debentures to be Purchased
       -----------                                --------------------------
       Smith Barney Inc.                            $32,500,000

       NatWest Securities Limited                   $32,500,000





       Total                                         $65,000,000